A MESSAGE FROM THE PRESIDENT


Dear Shareholder:

The U.S. stock market achieved its fourth-consecutive year of strong returns in 1998 after staging one of the century's most rapid recoveries from a steep descent. However, the fourth-quarter recovery was led by a relatively small number of blue chip growth companies, and investors had to sustain significant volatility to achieve these returns.*

Domestic bond market returns last year varied widely across sectors. The highest quality, longer-maturity bonds produced the best results. This reflected the decline in interest rates and the 'flight to quality' caused by Asian economic problems, the Russian financial crisis and concerns about currency stability in Latin America, particularly Brazil. Yield spreads between mortgage-backed securities, high-yield bonds, municipal bonds and emerging market debt relative to Treasury bonds reached high levels.

Also of interest, European markets provided competitive returns to the U.S. market, despite the Asian and Russian struggles and a severe slowdown in Latin America. And inflation, as measured by the Consumer Price Index, rose 1.61 percent. This is the second lowest inflation rate in the last 33 years.

We hope you are pleased with the performance of your Principal Special Markets Fund account. Thank you for investing with the Principal. We look forward to serving all your future investment needs.

Sincerely,


/s/ Stephan L. Jones

Stephan L. Jones
President

*Past  performance does not guarantee future results.


     CONTENTS

                                                                           Page
     Financial Statements and Highlights
         Statements of Assets and Liabilities.............................    2
         Statements of Operations ........................................    4
         Statements of Changes in Net Assets..............................    6
         Notes to Financial Statements....................................    8
         Schedules of Investments
              International Emerging Markets Portfolio....................   16
              International Securities Portfolio..........................   18
              International SmallCap Portfolio............................   20
              Mortgage-Backed Securities Portfolio........................   23
         Financial Highlights.............................................   24
     Report of Independent Auditors.......................................   26
     Federal Income Tax Information.......................................   28


December 31, 1998


STATEMENTS OF ASSETS AND LIABILITIES

PRINCIPAL SPECIAL MARKETS FUND, INC.
                                                                                                                        Mortgage-
                                                                       International    International   International     Backed
                                                                     Emerging Markets    Securities       SmallCap      Securities
                                                                         Portfolio        Portfolio       Portfolio      Portfolio

    Investment in securities -- at cost..............................    $92,740,587     $41,928,912   $84,301,092      $14,771,415


    Assets
    Investment in securities -- at value (Note 4)....................    $79,789,603     $47,843,896   $83,218,319      $15,243,626
    Cash.............................................................         67,146          46,337       199,711           50,293
    Receivables:
       Dividends and interest........................................        176,693          89,263        98,316           76,595
       Investment securities sold....................................        --              --             71,346          --
    Other assets.....................................................        --                  109       --                   127

                                                         Total Assets     80,033,442      47,979,605    83,587,692       15,370,641
    Liabilities
    Accrued expenses.................................................         76,485          35,942        66,752            5,646
    Payables:
       Investment securities purchased...............................        352,853         --            191,083          504,453
       Net payable for foreign currency contracts (Note 5)...........        123,594          31,504       --               --

                                                    Total Liabilities        552,932          67,446       257,835          510,099


    Net Assets Applicable to Outstanding Shares   ...................    $79,480,510     $47,912,159   $83,329,857      $14,860,542



    Net Assets Consist of:
    Capital Stock....................................................    $    96,835     $    32,152   $    75,338      $    14,298
    Additional paid-in capital.......................................     98,328,517      40,865,888    82,608,638       15,450,048
    Accumulated undistributed net investment income..................         40,240          33,810        24,067          --
    Accumulated undistributed net realized gain (loss) from
       investment and foreign currency transactions..................     (5,911,305)      1,095,871     1,701,706       (1,076,015)
    Net unrealized appreciation (depreciation) of investments........    (12,950,984)      5,914,984    (1,082,773)         472,211
    Net unrealized appreciation (depreciation) on translation of
       assets and liabilities in foreign currencies..................       (122,793)        (30,546)        2,881          --

                                                     Total Net Assets    $79,480,510     $47,912,159   $83,329,857      $14,860,542



    Capital Stock (par value: $.01 a share):
    Shares authorized................................................    100,000,000     100,000,000   100,000,000      100,000,000
    Shares issued and outstanding....................................      9,683,451       3,215,199     7,533,783        1,429,826

    Net Asset Value Per Share  ......................................          $8.21          $14.90        $11.06           $10.39



    See accompanying notes.




Year Ended December 31, 1998

STATEMENTS OF OPERATIONS

PRINCIPAL SPECIAL MARKETS FUND, INC.
                                                                                                                           Mortgage-
                                                                          International    International  International     Backed
                                                                        Emerging Markets    Securities      SmallCap      Securities
                                                                            Portfolio        Portfolio      Portfolio      Portfolio


    Net Investment Income
    Income:
       Dividends....................................................... $   2,190,065      $ 1,124,874    $1,119,264     $    --
       Withholding tax on foreign dividends............................      (111,270)        (127,991)      (98,201)         --
       Interest........................................................       351,296          153,277       278,613         960,039

                                                          Total Income      2,430,091        1,150,160     1,299,676         960,039

    Expenses:
       Management and investment advisory fees (Note 3)   .............       856,612          413,285       731,367          64,195

                                                 Net Investment Income      1,573,479          736,875       568,309         895,844

    Net  Realized  and  Unrealized   Gain  (Loss)  on  Investments
    and  Foreign Currencies
    Net realized gain (loss) from:
       Investment transactions.........................................    (5,887,011)       2,908,081     1,723,164           2,046
       Foreign currency transactions...................................       (24,294)         (19,515)      (17,896)          --
    Change in unrealized appreciation/depreciation of:
       Investments.....................................................   (13,304,433)         (20,537)     (943,153)        167,122
       Translation of assets and liabilities in foreign currencies.....      (122,759)         (34,804)        7,675           --

                               Net Realized and Unrealized Gain (Loss)
                                 on Investments and Foreign Currencies    (19,338,497)       2,833,225       769,790         169,168


                                Net Increase (Decrease) in Net Assets
                                             Resulting from Operations   $(17,765,018)      $3,570,100    $1,338,099      $1,065,012


    See accompanying notes.



Years Ended December 31, Except as Noted


STATEMENTS OF CHANGES IN NET ASSETS

PRINCIPAL SPECIAL MARKETS FUND, INC.
                                                                                International                  International
                                                                              Emerging Markets                  Securities
                                                                                  Portfolio                      Portfolio


                                                                             1998          1997(a)          1998          1997
    Operations
    Net investment income ...........................................    $  1,573,479  $     76,490     $    736,875  $    596,269
    Net realized gain (loss) from investment and foreign
       currency transactions.........................................      (5,911,305)       58,141        2,888,566     1,806,668
    Change in unrealized appreciation/depreciation of investments
       and translation of assets and liabilities in foreign currencies    (13,427,192)      353,415          (55,341)      824,126

                               Net Increase (Decrease) in Net Assets
                                           Resulting from Operations      (17,765,018)      488,046        3,570,100     3,227,063



    Dividends and Distributions to Shareholders
    From net investment income.......................................      (1,546,178)      (59,520)        (703,066)     (581,224)
    From net realized gain on investments and foreign
       currency transactions.........................................         (62,172)      --            (2,066,333)   (1,645,552)

                                   Total Dividends and Distributions       (1,608,350)      (59,520)      (2,769,399)   (2,226,776)

    Capital Share Transactions (Note 6)
    Shares sold......................................................      65,000,000    32,000,000        8,238,836    15,749,696
    Shares issued in reinvestment of dividends
       and distributions.............................................       1,365,832        59,520        1,857,180     1,327,125
    Shares redeemed..................................................         --            --              (668,569)   (8,553,721)

                              Net Increase (Decrease) in Net Assets
                                     from Capital Share Transactions       66,365,832    32,059,520        9,427,447     8,523,100

                                           Total Increase (Decrease)       46,992,464    32,488,046       10,228,148     9,523,387



    Net Assets
    Beginning of period..............................................      32,488,046       --            37,684,011    28,160,624

    End of period (including undistributed net investment
       income as set forth below)....................................     $79,480,510  $32,488,046       $47,912,159   $37,684,011

    Undistributed Net Investment Income    ..........................     $    40,240  $    16,970       $    33,810   $    25,569

    (a) Period from November 17, 1997 (date operations commenced) through December 31, 1997.

    See accompanying notes.


Years Ended December 31, Except as Noted


STATEMENTS OF CHANGES IN NET ASSETS

PRINCIPAL SPECIAL MARKETS FUND, INC.
                                                                              International                 Mortgage-Backed
                                                                                SmallCap                      Securities
                                                                                Portfolio                      Portfolio


                                                                           1998         1997(a)             1998          1997
Operations
    Net investment income ...........................................   $   568,309    $   54,940      $  895,844    $   956,959
    Net realized gain (loss) from investment and foreign
       currency transactions.........................................     1,705,268        57,135           2,046         22,412
    Change in unrealized appreciation/depreciation of investments
       and translation of assets and liabilities in foreign currencies     (935,478)     (144,414)        167,122        495,704

                               Net Increase (Decrease) in Net Assets
                                           Resulting from Operations      1,338,099       (32,339)      1,065,012      1,475,075



    Dividends and Distributions to Shareholders
    From net investment income.......................................      (548,766)      (50,530)       (895,844)      (956,959)
    From net realized gain on investments and foreign
       currency transactions.........................................       (60,583)      --               --            --

                                   Total Dividends and Distributions       (609,349)      (50,530)       (895,844)      (956,959)

    Capital Share Transactions (Note 6)
    Shares sold......................................................    50,024,097    32,000,000          --            --
    Shares issued in reinvestment of dividends
       and distributions.............................................       609,349        50,530         895,844        827,979
    Shares redeemed..................................................       --            --               --         (2,518,823)

                              Net Increase (Decrease) in Net Assets
                                     from Capital Share Transactions     50,633,446    32,050,530         895,844     (1,690,844)

                                           Total Increase (Decrease)     51,362,196    31,967,661       1,065,012     (1,172,728)



    Net Assets
    Beginning of period..............................................    31,967,661       --           13,795,530     14,968,258

    End of period (including undistributed net investment
       income as set forth below)....................................   $83,329,857   $31,967,661     $14,860,542    $13,795,530

    Undistributed Net Investment Income    ..........................   $   24,067    $     4,410     $    --        $    --

    (a) Period from November 17, 1997 (date operations commenced) through December 31, 1997.

    See accompanying notes.



PRINCIPAL SPECIAL MARKETS FUND, INC.

Note 1 -- Significant Accounting Policies

Principal Special Markets Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as an open-end diversified management investment company and operates in the mutual fund industry. The Fund currently consists of four portfolios (International Emerging Markets Portfolio, International Securities Portfolio, International SmallCap Portfolio and Mortgage-Backed Securities Portfolio) (known as the "Portfolios").

On November 17, 1997, the initial purchases of 3,100,000 shares of Capital Stock of each of the International Emerging Markets and International SmallCap Portfolios were made by Principal Life Insurance Company (see Note 3) (formerly known as Principal Mutual Life Insurance Company). Effective November 26, 1997, International Emerging Markets and International SmallCap Portfolios began offering shares to the public.

The Portfolios value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities, preferred stocks and foreign securities, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by the Fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of such securities used in computing net asset value per share are usually determined as of such times. Occasionally, events which affect the values of such securities and foreign currency exchange rates may occur between the times at which they are generally determined and the close of the New York Stock
Exchange and would therefore not be reflected in the computation of each portfolio's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by Principal Management Corporation (formerly known as Princor Management Corporation) (the "Manager") under procedures established and regularly reviewed by the Fund's Board of Directors. To the extent each portfolio invests in foreign securities listed on foreign exchanges which trade on days on which a portfolio does not determine its net asset value, for example Saturdays and other customary national U.S. holidays, each portfolio's net asset value could be significantly affected on days when shareholders do not have access to the portfolio.

Certain securities issued by companies in emerging market countries may have more than one quoted valuation at any given point in time, sometimes referred to as a "local" price and a "premium" price. The premium price is often a negotiated price which may not consistently represent a price at which a specific transaction can be effected. It is the policy of the International Emerging Markets, International Securities and International SmallCap Portfolios to value such securities at prices at which it is expected those shares may be sold, and the Manager or any sub-advisor is authorized to make such determinations subject to such oversight by the Fund's Board of Directors as may occasionally be necessary.

The value of foreign securities in foreign currency amounts is expressed in U.S. dollars at the closing daily rate of exchange. The identified cost of the portfolio holdings is translated at approximate rates prevailing when acquired. Income and expense amounts are translated at approximate rates prevailing when received or paid, with daily accruals of such amounts reported at approximate rates prevailing at the date of valuation. Since the carrying amount of the foreign securities is determined based on the exchange rate and market values at the close of the period, it is not practicable to isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

The Portfolios record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. The Portfolios record dividend income on the ex-dividend date, except dividend income from foreign securities whereby the ex-dividend date has passed; such dividends are recorded as soon as the Portfolios are informed of the ex-dividend date. Interest income is recognized on an accrual basis.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on security transactions, and the difference between the amount of dividends and foreign withholding taxes recorded on the books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation or depreciation on translation of assets and liabilities in foreign currencies arise from changes in the exchange rate relating to assets and liabilities, other than investments in securities, purchased and held in non-U.S. denominated currencies.

The Portfolios may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the Portfolios' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation. These balances may be invested in one or more short-term instruments.

With respect to the Mortgage-Backed Securities Portfolio, all net investment income is declared as a dividend daily to shareholders of record as of that day, and all distributions of realized gains from investment transactions are recorded on the ex-dividend date. Dividends and distributions to shareholders of the other portfolios are recorded on the ex-dividend date.

Dividends and distributions to shareholders from net investment income and net realized gain from investments and foreign currency transactions are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the periods ended December 31,1998 and 1997 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each portfolio is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

At December 31, 1998, the following Portfolios had approximate net capital loss carryforwards as follows:

                                      International         Mortgaged-Backed
        Net Capital Loss            Emerging Markets           Securities
   Carryforwards Expire In:             Portfolio               Portfolio

              2002                    $    --                 $   751,000
              2003                         --                     300,000
              2004                         --                      25,000
              2006                      6,004,000                  --

                                       $6,004,000              $1,076,000

Note 3 -- Management Agreement and Transactions With Affiliates

The Fund has agreed to pay investment advisory and management fees, computed at an annual percentage rate of each portfolio's average daily net assets, to
Principal Management Corporation and to Invista Capital Management, LLC ("Invista"). Principal Management Corporation is wholly owned by Princor
Financial Services Corporation, a subsidiary of Principal Life Insurance Company. Invista is an indirect wholly owned subsidiary of Principal Life Insurance Company. Pursuant to a sub-advisory agreement, Invista has agreed to assume the obligations of the Manager to provide investment advisory services for the Fund in return for the advisory fee paid by the Fund to reimburse the Manager for the other costs it incurs under the management agreement. The annual rate used in this calculation for the Portfolios is as follows:

                                               Net Asset Value of Portfolio
                                                      (in millions)

                                             First       Next      Over
                                             $250        $250      $500

   International Emerging Markets Portfolio 1.15%      1.05%      .95%
   International Securities Portfolio        .90        .90       .90
   International SmallCap Portfolio         1.00        .90       .80
   Mortgage-Backed Securities Portfolio      .45        .45       .45

No brokerage commissions were paid by the Fund to Princor Financial Services Corporation during the periods ended December 31, 1998 and 1997. Brokerage commissions were paid to other affiliates by the following portfolios:

                                                     Year          Periods
                                                     Ended          Ended
                                                  December 31,   December 31,
                                                      1998           1997

   International Emerging Markets Portfolio          $54,096         $10,074
   International Securities Portfolio                 15,932           1,394
   International SmallCap Portfolio                   35,554           --

At December 31, 1998, Principal Life Insurance Company owned shares of the Fund's portfolios as follows:

   International Emerging Markets Portfolio     8,065,929
   International Securities Portfolio           1,398,736
   International SmallCap Portfolio             7,432,590
   Mortgage-Backed Securities Portfolio         1,429,826

Note 4 -- Investment Transactions

For the year ended December 31, 1998, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the Portfolios were as follows:

                                                Purchases          Sales

   International Emerging Markets Portfolio  $   91,451,269      $24,592,461
   International Securities Portfolio            25,092,857       15,827,438
   International SmallCap Portfolio             113,752,659       60,042,408
   Mortgage-Backed Securities Portfolio           1,104,787        1,060,456

At December 31, 1998, net unrealized appreciation (depreciation) of investments by the Portfolios was composed of the following:

                                                       Gross Unrealized                           Net Unrealized
                                             ------------------------------------           Appreciation (Depreciation)
                                             Appreciation          (Depreciation)                 of Investments

   International Emerging Markets Portfolio  $  7,507,374           $(20,458,358)                  $(12,950,984)
   International Securities Portfolio          10,912,860             (4,997,876)                     5,914,984
   International SmallCap Portfolio             9,456,364            (10,539,137)                    (1,082,773)
   Mortgage-Backed Securities Portfolio           483,618                (11,407)                       472,211

The Mortgage-Backed Securities Portfolio may trade portfolio securities on a "to-be-announced" (TBA) basis. In a TBA transaction, the portfolio commits to purchase or sell securities for which all specific information is not known at the time of the trade. Securities purchased on a TBA basis are not settled until they are delivered to the portfolio, normally 15 to 30 days later. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other portfolio securities. As of December 31, 1998, Mortgage-Backed Securities Portfolio had a TBA purchase commitment involving a security with a face amount of $500,000, cost of $504,453 and market value of $505,005. The portfolio has set aside investment securities and other assets in excess of the commitment to serve as collateral.

At December 31, 1998, the Portfolios held the following securities which were purchased in private placement transactions and may require registration, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                            Value at          Value as a
                                                                  Date of                 December 31,       Percentage of
                                 Security Description           Acquisition      Cost         1998            Net Assets


   International Emerging Markets Portfolio

                     Al Ahram Beverages Co. GDR                    2/4/98    $   194,250   $    202,125         0.25%
                                                                  2/13/98         58,500         57,750         0.07
                                                                  2/23/98         26,400         23,100         0.03
                                                                   3/5/98         90,000         86,625         0.11
                                                                  3/20/98         90,750         86,625         0.11
                                                                  9/28/98        116,100        103,950         0.13
                                                                  11/6/98        249,546        245,438         0.31
                                                                 11/25/98         29,750         28,875         0.04
                                                                 12/14/98        158,600        176,137         0.22

                     Bank Handlowy w Warszawie GDR                2/17/98        220,500        195,000         0.25
                                                                  2/23/98        233,250        195,000         0.25
                                                                   3/5/98        147,500        130,000         0.16
                                                                   4/2/98         66,500         52,000         0.06
                                                                  4/21/98         96,600         78,000         0.10

                     Banque Libanaise Pour Le Commerce SAL ADR    1/15/98        210,000        223,500         0.29
                                                                  2/13/98        104,013         98,712         0.12
                                                                  2/19/98         55,800         55,875         0.07
                                                                  2/23/98        124,575        122,925         0.15
                                                                   3/9/98        106,500        111,750         0.14
                                                                  3/20/98         53,400         55,875         0.07

                     Banque Marocaine du Commerce Exterieur      11/17/97    $   190,000   $    234,000         0.29%
                                                                  12/3/97         20,100         23,400         0.03
                                                                  1/16/98         73,815         86,580         0.11
                                                                  2/13/98         70,740         84,240         0.10
                                                                  2/23/98         99,500        117,000         0.15
                                                                   3/5/98        102,500        117,000         0.15
                                                                   4/6/98          4,470          4,680         0.01
                     Eesti Uhispank GDR                           3/24/98        319,000         96,500         0.12
                                                                   4/2/98        106,750         33,775         0.04
                                                                   4/3/98         61,500         19,300         0.03

                     Industrial Credit & Investment Corp.        11/17/97        420,000        199,500         0.25
                       of India ADR                              11/20/97        177,125         86,450         0.11
                                                                 12/17/97         46,688         29,925         0.04
                                                                  1/13/98         38,700         23,940         0.03
                                                                  2/13/98        277,500        133,000         0.17
                                                                  2/23/98        236,300        113,050         0.14
                                                                   3/5/98        155,000         66,500         0.08
                                                                  3/20/98        137,500         66,500         0.08
                                                                   5/8/98        239,250         99,750         0.13
                                                                  8/28/98         65,700         47,880         0.06

                     Mol Magyar Olaj-es Gazipari Rt. ADR          3/20/98      1,110,000      1,014,847         1.28
                                                                  5/20/98        124,200        123,427         0.16
                                                                   9/2/98         60,375         82,285         0.10
                                                                  9/23/98        115,940        170,056         0.21

                     Paints & Chemical Industries Co. SAE GDR    11/17/97        148,125         97,500         0.12
                                                                 11/18/97        146,250         97,500         0.12
                                                                 11/24/97        210,000        136,500         0.17
                                                                  1/26/98         17,250         13,000         0.02
                                                                  2/16/98        114,125         71,500         0.09
                                                                  2/23/98        187,000        110,500         0.14
                                                                   3/5/98        139,800         78,000         0.10
                                                                  3/20/98         84,000         45,500         0.06
                                                                   4/2/98         69,000         39,000         0.05
                                                                   4/6/98         67,500         39,000         0.05
                                                                   5/8/98         99,900         58,500         0.07
                                                                   6/5/98         78,800         52,000         0.06
                                                                  7/20/98        101,370         70,850         0.09

                     Pick Szeged RT GDR                            7/7/98    $   169,905   $    119,853         0.15%
                                                                   7/8/98        174,840        119,853         0.15
                                                                  7/14/98         90,650         59,501         0.08
                                                                   9/2/98         81,600        102,002         0.13
                                                                  9/23/98         96,600        170,004         0.21
                                                                 10/22/98         95,140        113,903         0.14
                                                                 10/27/98        113,040        122,403         0.16

                     Reliance Industries Ltd. GDR                 12/2/97        170,000        113,500         0.14
                                                                 12/12/97         72,500         56,750         0.07
                                                                   1/2/98         52,605         35,753         0.05
                                                                  1/13/98         23,250         17,593         0.02
                                                                  2/13/98        131,400        102,150         0.13
                                                                  2/23/98        140,600        107,825         0.14
                                                                   3/5/98        132,800         90,800         0.11
                                                                   4/6/98         92,000         56,750         0.07
                                                                  7/14/98        102,950         80,585         0.10
                                                                 12/22/98        183,150        188,977         0.24

                     Videsh Sanchar Nigam Ltd. GDR               11/17/97        312,375        257,250         0.32
                                                                 11/24/97        104,000         98,000         0.12
                                                                 12/12/97         30,820         28,175         0.04
                                                                   1/2/98         55,400         49,000         0.06
                                                                  1/13/98         24,970         26,950         0.03
                                                                  2/13/98        236,250        220,500         0.28
                                                                  2/23/98        161,925        155,575         0.20
                                                                   3/5/98        261,000        245,000         0.31
                                                                  3/20/98         83,650         85,750         0.11
                                                                  4/30/98        123,750        122,500         0.15
                                                                   5/8/98        225,900        220,500         0.28
                                                                  7/30/98         65,250         73,500         0.09

                                                                                              9,553,100        12.02

   International Securities Portfolio

                     Kemira OY                                   12/10/96        286,318        165,801         0.35
                                                                  2/24/97         88,695         55,507         0.11
                                                                  4/11/97         95,955         65,600         0.14

                                                                                                286,908         0.60

   International SmallCap Portfolio

                     Bure Investment Aktiebolaget AB             11/18/97    $   276,498   $    326,320         0.39%
                                                                  6/25/98        205,963        178,767         0.21
                                                                  6/26/98        229,443        204,305         0.25
                                                                   8/5/98        178,129        173,091         0.21
                                                                  8/26/98         77,749         83,708         0.10
                                                                  8/27/98         47,868         52,495         0.06
                                                                 11/30/98        194,948        198,629         0.24

                     Computacenter PLC                            5/21/98        733,979        510,986         0.61
                                                                  9/30/98        273,953        234,263         0.28
                                                                  10/2/98         75,597         69,547         0.09

                     Industrial & Financial Systems               12/4/98        113,329        263,582         0.31
                                                                  12/7/98        813,251        847,846         1.02
                                                                  12/8/98        200,853        206,482         0.25

                     Newsquest PLC                               11/18/97        505,613        505,463         0.60
                                                                  12/2/97         78,410         73,374         0.09
                                                                  2/26/98        242,366        228,273         0.27
                                                                  2/27/98        129,705        122,289         0.15
                                                                  4/15/98        113,176         89,679         0.11
                                                                  8/26/98        125,641        114,136         0.14
                                                                  11/3/98        111,131        114,136         0.14

                                                                                              4,597,371         5.52

The Mortgage-Backed Securities Portfolio's investments are with various issuers; the other portfolios' investments are with various issuers in various industries. The Schedules of Investments contained herein summarize concentrations of credit risk for Mortgage-Backed Securities Portfolio by issuers and the other portfolios by industry and issuer.

Note 5 -- Foreign Currency Contracts

At December 31, 1998, International Securities Portfolio and International Emerging Markets Portfolio each owned a forward contract to sell Hong Kong Dollars ("HKD") at a specified future date at a fixed exchange rate. Forward foreign currency contracts are valued at the forward rate, and are marked-to-market daily. The change in market value is recorded by each portfolio as an unrealized gain or loss. When the contract is closed, each portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

                                                                                                      Value At
                                                   Contracts        In Exchange      Settlement      December 31    Net Unrealized
                                                  To Deliver             For            Date            1998         (Depreciation)
International Emerging Markets Portfolio        20,718,750 HKD        $2,550,000       3/1/99        $2,673,594       $(123,594)
International Securities Portfolio              5,281,250 HKD            650,000       3/1/99           681,504          (31,504)

The use of forward foreign currency contracts does not eliminate fluctuations in underlying prices of each portfolio's investments, but it does establish a rate of exchange that can be achieved in the future. Although forward foreign currency contracts limit the risk of loss due to a decline in the value of the hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, the portfolios could be exposed to risks if the counterparties to the contract are unable to meet the terms of their contract.

Note 6 -- Capital Share Transactions

Transactions in Capital Stock by portfolio were as follows:

                                                       International         International       International       Mortgage-Backed
                                                         Emerging             Securities           SmallCap            Securities
                                                     Markets Portfolio         Portfolio           Portfolio            Portfolio


  Year Ended December 31, 1998:
  Shares sold   .................................         6,311,934             521,541            4,270,347                --
  Shares issued in reinvestment of
   dividends and distributions ..................           166,787             126,754               57,958               86,540
  Shares redeemed   .............................            --                 (41,219)              --                    --

                                    Net Increase          6,478,721             607,076            4,328,305               86,540



  Periods Ended December 31, 1997:
  Shares sold   .................................         3,198,619             966,897            3,200,301                --
  Shares issued in reinvestment of
   dividends and distributions ..................             6,111              93,449                5,177               82,583
  Shares redeemed   .............................            --                (512,039)              --                 (246,872)

                          Net Increase (Decrease)         3,204,730             548,307            3,205,478             (164,289)

Note 7 -- Line of Credit

The Portfolios participate with other funds and accounts managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows them to borrow up to $60,000,000, collectively. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each participant, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds, accounts and portfolios in proportion to their average net assets during each quarter. At December 31, 1998, the Portfolios had no outstanding borrowings under the line of credit.


December 31, 1998
SCHEDULES OF INVESTMENTS


PRINCIPAL SPECIAL MARKETS FUND, INC.
International Emerging Markets Portfolio

                                      Shares
                                        Held           Value

Common Stocks (88.09%)

Bakery Products (0.67%)
   Nong Shim Co., Ltd.                   9,300      $  535,201

Beer, Wine & Distilled
Beverages (1.39%)
   South African Breweries Ltd.         65,391       1,101,593

Beverages (9.15%)
   Al-Ahram Beverages Co. GDR           35,000(a)(b) 1,010,625
   Embotelladora Andina SA ADR,
     Series A                           59,300         859,850
   Fomento Economico Mexicano SA ADR    63,050       1,678,706
   PanAmerican Beverages, Inc. ADR      57,100       1,245,494
   Pepsi-Gemex SA DE CV GDR             89,500         699,219
   Quilmes Industrial Quines SA ADR    191,100       1,779,619

                                                     7,273,513
Blast Furnace & Basic Steel
Products (1.08%)
   Hylsamex SA, Class B                234,100         291,154
   Tubos De Acero De Mexico SA ADR      87,800         565,212

                                                       856,366
Cable & Other Pay TV Services (1.49%)
   Ceske Radiokomunikace GDR            36,600(a)    1,180,350

Central Reserve Depositories (0.59%)
   Banco Santiago SA ADR                31,500         468,562

Chemicals & Allied Products (0.79%)
   Sarantis SA                          44,043         629,085

Commercial Banks (5.77%)
   Banco Portugues Do Atlantico         36,900(a)      756,255
   Banco Rio De La Plata SA ADR         82,300       1,069,900
   Bank Handlowy w Warszawie GDR        50,000(b)      650,000
   Banque Libanaise Pour Le
     Commerce SAL ADR                   35,900(b)      668,637
   Banque Marocaine du Commerce
     Exterieur                          28,500(b)      666,900
   Big Bank Gdanski SA                 699,000         627,323
   Eesti Uhispank GDR                   31,000(a)(b)   149,575

                                                     4,588,590
Communications Equipment (2.11%)
   ECI Telecommunications Ltd. ADR      47,000       1,674,375

Computer & Data Processing
Services (1.21%)
   Tecnomatix Technologies Ltd. ADR     55,000(a)      962,500

Computer & Office Equipment (2.69%)
   Orbotech Ltd. ADR                    36,100(a)    1,710,237
   Sindo Ricoh Co.                      12,000         430,117

                                                     2,140,354
Construction & Related
Machinery (0.73%)
   Barlow Ltd.                         150,793         579,321
Consumer Products (2.17%)
   Rothmans Industries Ltd.            217,000      $1,302,034
   Souza Cruz SA                        65,800         424,798

                                                     1,726,832
Crude Petroleum & Natural Gas (1.75%)
   Mol Magyar Olaj-es Gazipari Rt. ADR  50,700(b)    1,390,615

Drugs (1.34%)
   Teva Pharmaceutical Industries Ltd.
     ADR                                26,100       1,061,944

Eating & Drinking Places (0.87%)
   Cafe De Coral Holdings Ltd.       2,215,000         693,322

Electric Services (3.60%)
   Companhia Paranaense de
     Enersis-Copel  ADR                155,500       1,107,938
   Electricidade De Portugal SA         34,500         759,608
   Enersis SA ADR                       38,400         991,200

                                                     2,858,746
Electrical Industrial Apparatus (0.67%)
   Guangdong Kelon Electric
     Holdings Ltd.                     598,000         532,598

Electronic Components &
Accessories (3.35%)
   Elec & Eltek International Co.
     Ltd. ADR                          231,100       1,247,940
   Varitronix International Ltd.       549,000       1,027,519
   Wong Circuits Holdings Ltd. ADR     479,000         383,200

                                                     2,658,659
Electronic Distribution
Equipment (2.58%)
   Techtronic Industries Co.         6,180,000       1,100,822
   Vtech Holdings Ltd.                 217,000         946,730

                                                     2,047,552
Engines & Turbines (0.59%)
   First Tractor Co. Ltd.            2,062,000         471,098

Federal & Federally Sponsored
Credit (1.09%)
   Industrial Credit & Investment Corp.
     of India ADR                      130,300(b)      866,495

Fire, Marine & Casualty
Insurance (0.69%)
   Aksigorta AS                     18,000,000         547,892

Foreign Banks, Branches &
Agencies (1.33%)
   Bank Leumi Le - Israel              343,000         484,818
   Credicorp Ltd. ADR                   63,840         574,560

                                                     1,059,378
Furniture & Home Furnishing
Stores (0.86%)
   Grupo Elektra SA CPO              1,354,000         681,812

Glass & Glassware, Pressed or
Blown (1.25%)
   Vitro SA ADR                        218,000         994,625

Grocery Stores (1.08%)
   Blue Square Chain Investments &
     Property Ltd.                      71,675(a)      859,756

Holding Offices (1.82%)
   The India Fund, Inc. ADR            229,700(a)   $1,449,981


Measuring & Controlling
Devices (2.60%)
   IDT Holdings Singapore Ltd. ADR   1,116,000       1,004,400
   Moulin International Holding Ltd. 8,780,000       1,065,300

                                                     2,069,700
Meat Products (1.02%)
   Pick Szeged RT GDR                   95,000(b)      807,519

Medical Instruments & Supplies (1.71%)
   Medison Co. Ltd.                    116,500       1,356,381

Metal Cans & Shipping
Containers (0.46%)
   Colep Portugal-Embalagens, Produtos,
     Enchimentos e. Equipamentos, SA    49,000(a)      365,935

Miscellaneous Electrical Equipment &
Supplies (1.31%)
   G.P. Batteries International Ltd.   488,000       1,041,094

Miscellaneous Food & Kindred
Products (0.92%)
   Thai Union Frozen Products
     Public Co. Ltd.                   166,500         728,616

Miscellaneous Investing (1.02%)
   Banco Latino Americano De
     Exportaciones ADR                  48,540         806,978

Miscellaneous Non-Durable
Goods (1.76%)
   Desc SA, Series B                 1,664,000       1,396,522

Miscellaneous Services, NEC (0.77%)
   IDT International Ltd.            4,582,000         615,089

Miscellaneous Textile Goods (2.39%)
   Esprit Holdings Ltd.              2,430,000       1,050,753
   Reliance Industries Ltd. GDR        149,900(b)      850,683

                                                     1,901,436
Oil & Gas Field Services (0.13%)
   Gulf Indonesia Resources Ltd. ADR    16,500(a)      107,250

Paints & Allied Products (1.14%)
   Paints & Chemical Industries
     Co. SAE GDR                       139,900(b)      909,350

Paperboard Containers & Boxes (0.67%)
   Hung Hing Print Group             1,364,000         532,586

Petroleum Refining (3.44%)
   Sasol Ltd.                          247,000         934,235
   YPF Sociedad Anonima ADR             64,300       1,796,381

                                                     2,730,616
Search & Navigation Equipment (1.72%)
   Elbit Systems Ltd. ADR              114,100       1,369,200

Security & Commodity
Exchanges (0.55%)
   OTK Holdings Ltd. ADR               835,000         440,025

Security Brokers & Dealers (0.00%)
   Peregrine Investment Holdings Ltd.  160,000(a)(c)$        0

Telephone Communication (13.77%)
   Compania Anonima Telefonos De
     Venezuela ADR                      25,300         450,656
   Compania De Telecomunicacion De
     Chile ADR                          33,700         697,169
   Global Telesystems Group, Inc. ADR   24,100(a)    1,343,575
   Hellenic Telecom
     Organization SA - ADR              71,000         940,750
   Hellenic Telecommunication           31,989         851,006
   Investec-Consultadoria
     Internacional SA                   11,400         392,627
   Matav Tavkozlesi Rt ADR              55,300       1,648,631
   Panafon SA                           17,200(a)      460,646
   Tele Norte Leste Participacoes
     SA                             22,000,000(a)      180,269
   Tele Norte Leste Participacoes
     SA ADR                              9,200(a)      114,425
   Telecelular Sul Participacoes SA 92,000,000         155,339
   Tele Celular Sul Participacoes
     SA ADR                             10,200(a)      177,863
   Telecomunicacoes Brasileiras
     SA - Receipts                  22,990,000       1,027,530
   Telefonica De Argentina SA ADR       33,000         921,938
   Videsh Sanchar Nigam Ltd. GDR       129,200(b)    1,582,700

                                                    10,945,124


                           Total Common Stocks      70,014,536

Preferred Stocks (7.11%)

Cement, Hydraulic (1.81%)
   Titan Cement Co. SA                  22,500       1,441,794

Central Reserve Depositories (0.55%)
   Banco Ganadero SA ADR Preference     48,800         442,250

Electric Services (1.18%)
   Centrais Electricas De Santa
     Catarina SA                     2,094,000         935,906

Industrial Inorganic Chemicals (0.31%)
   Fertilizantes Fosfatados SA
     Fosfertil NPV                  95,000,000         243,752

Telephone Communication (3.26%)
   Telemig Celular SA - Pref C       4,890,000(a)       95,922
   Telesp Celular SA - Pref B        7,870,000(a)      358,261
   Telecentro Sul Participacoes SA  57,000,000(a)      494,894
   Telec De Sao Paulo SA            12,030,000       1,639,914

                                                     2,588,991


                        Total Preferred Stocks       5,652,693

                                      Principal
                                       Amount          Value


Commercial Paper (5.19%)

Business Credit Institutions (2.24%)
   General Electric Capital Corp.;
      4.90%; 1/7/1999               $1,780,000      $1,778,546

Personal Credit Institutions (2.95%)
   Household Finance Corp.;
     6.00%; 1/4/1999                $2,345,000      $2,343,828


                        Total Commercial Paper       4,122,374


         Total Portfolio Investments (100.39%)      79,789,603

Liabilities, net of cash and receivables (-0.39%)     (309,093)


                    Total Net Assets (100.00%)     $79,480,510


(a) Non-income producing security - No dividend paid during the period.
(b)  Restricted security - See Note 4 to the financial statements.
(c) On January 12, 1998 Peregrine Investment Holdings filed a plan of liquidation.


                    International Emerging Markets Portfolio
                             Investments by Country

                                 Total         Percentage of
     Country                     Value          Total Value

   Argentina                  $5,567,838            6.98%
   Brazil                      6,956,809            8.72
   Chile                       3,016,781            3.78
   China                       1,003,697            1.26
   Colombia                      442,250            0.55
   Czech Republic              2,523,925            3.16
   Egypt                       1,919,975            2.41
   Estonia                       149,575            0.19
   Greece                      4,323,281            5.42
   Hong Kong                   7,032,121            8.81
   Hungary                     3,846,765            4.82
   India                       4,749,859            5.95
   Indonesia                     107,250            0.13
   Israel                      8,122,831           10.18
   Korea, Republic of          2,321,699            2.91
   Lebanon                       668,638            0.84
   Mexico                      7,552,745            9.47
   Morocco                       666,900            0.84
   Panama                        806,977            1.01
   Peru                          574,560            0.72
   Poland                      1,277,323            1.60
   Portugal                    2,274,425            2.85
   Singapore                   4,978,668            6.24
   South Africa                3,055,174            3.83
   Thailand                      728,616            0.91
   Turkey                        547,892            0.69
   United States               4,122,373            5.17
   Venezuela                     450,656            0.56

                    Total    $79,789,603          100.00%



International Securities Portfolio


                                       Shares
                                        Held           Value


Common Stocks (98.45%)

Advertising (2.07%)
   WPP Group PLC                       163,700      $  991,405

Beverages (0.96%)
   PanAmerican Beverages, Inc. ADR      21,100         460,244

Blast Furnace & Basic Steel
Products (0.23%)
   Tubos De Acero De Mexico SA ADR      17,000         109,438

Central Reserve Depositories (2.58%)
   National Westminster Bank            37,408         720,732
   Union Bank of Norway                 26,480         514,393

                                                     1,235,125
Commercial Banks (12.99%)
   Australia & New Zealand Banking
     Group                             129,000         845,038
   Bank of Ireland                      53,536       1,176,646
   Barclays PLC                         16,600         357,115
   Kapital Holdings                      4,441         219,805
   Merita PLC, Class A                 149,950         953,608
   National Australia Bank Ltd.         45,734         690,064
   Royal Bank of Canada Montreal,
     Quebec                             11,600         578,134
   San Paolo-Imi SPA                    35,530         629,196
   Svenska Handelsbanken AB Free        17,050         654,188
   Svenska Handelsbanken, Class A        2,800         118,141

                                                     6,221,935
Communications Equipment (2.10%)
   ECI Telecommunications Ltd. ADR      28,200       1,004,625

Communications Services, NEC (1.83%)
   Koninklijke KPN NV                   17,514         877,255

Computer & Office Equipment (1.58%)
   Orbotech Ltd. ADR                    16,000(a)      758,000

Concrete, Gypsum & Plaster
Products (1.53%)
   Lafarge SA                            7,700         731,954

Consumer Products (6.23%)
   Imasco Ltd.                          51,541       1,097,300
   Imperial Tobacco Group PLC           38,000         407,797
   Swedish Nationale D'Exploitation
     Industrielle Des Tabacs Et
     Allumettes                         11,000         689,222
   Swedish Match Co.                   217,000         789,768

                                                     2,984,087
Copper Ores (0.82%)
   Trelleborg AB, Class B               48,000         390,844

Deep Sea Foreign Transportation of
Freight (0.34%)
   Van Ommeren NV                        5,238         163,281

Drugs (4.32%)
   Novartis AG                             578       1,136,236
   Pharmacia & Upjohn, Inc.             16,500         934,313

                                                     2,070,549
Electric Services (1.10%)
   Enersis SA ADR                       20,500      $  529,156

Electrical Goods (0.99%)
   Smiths Industries PLC                34,000         476,312

Electronic Components &
Accessories (1.62%)
   Elec & Eltek International Co.
     Ltd. ADR                          105,600         570,240
   Varitronix International Ltd.       111,000         207,750

                                                       777,990
Electronic Distribution
Equipment (2.73%)
   Philips Electronics                  19,500       1,309,236

Engines & Turbines (0.51%)
   RHI AG                                8,900         232,031
   Scapa Group PLC                       6,000           9,933

                                                       241,964
Farm & Garden Machinery (0.76%)
   New Holland NV                       26,500         362,719

Finance Services (1.19%)
   Takefuji Corp.                        7,800         570,496

Gas Production & Distribution (0.72%)
   OMV AG                                3,650         344,191

Industrial Inorganic Chemicals (0.60%)
   Kemira OY                            39,800(b)      286,908

Investment Offices (1.38%)
   AMVESCAP PLC                         85,400         660,711

Life Insurance (1.90%)
   National Mutual Asia Ltd.           697,000         521,807
   QBE Insurance Group Ltd.             93,586         387,464

                                                       909,271
Meat Products (5.24%)
   Danisco AS                           14,800         802,282
   Orkla ASA, Class A                   15,000         223,461
   Orkla ASA, Class B                   41,600         543,290
   Unilever NV                          11,000         940,764

                                                     2,509,797
Miscellaneous Chemical Products (1.42%)
   Hoechst AG                           16,500         682,578

Miscellaneous Converted Paper
Products (1.28%)
   Bunzl PLC                           156,000         611,247

Miscellaneous Food & Kindred
Products (2.00%)
   Bols Wessanen CVA                    47,000         606,074
   Greencore Group PLC                  78,000         352,992

                                                       959,066
Miscellaneous Non-Durable
Goods (2.53%)
   Desc SA, Class B                    392,000         328,988
   Diageo PLC                           78,515         882,427

                                                     1,211,415
Miscellaneous Primary Metal
Products (0.69%)
   Charter PLC                          61,000      $  330,863

Miscellaneous Textile Goods (0.99%)
   Esprit Holdings Ltd.              1,094,000         473,055

Miscellaneous Transportation
Equipment (1.32%)
   Autoliv, Inc.                         5,200         186,687
   Autoliv, Inc. ADR                    12,000         446,250

                                                       632,937
Motor Vehicles & Equipment (3.54%)
   DaimlerChrysler AG                    5,300         526,651
   E.C.I.A. Equipment & Composants       1,900         254,762
   Lucasvarity PLC                     149,000         490,854
   Mayflower Corp. PLC                 196,000         423,936

                                                     1,696,203
Newspapers (0.78%)
   Publishing & Broadcasting Ltd.       86,000         376,100

Oil & Gas Field Services (0.97%)
   Eni Spa                              71,000         465,040

Paperboard Containers & Boxes (0.87%)
   Buhrmann NV                          23,200         415,375

Personnel Supply Services (1.41%)
   Vedior NV                            34,329         676,824

Petroleum Refining (3.78%)
   Repsol Petroleo SA                   10,600         566,316
   Sasol Ltd.                           95,000         359,321
   YPF Sociedad Anonima ADR             31,700         885,619

                                                     1,811,256
Plastic Materials & Synthetics (0.74%)
   Astra AB                             17,333         352,838

Pulp Mills (2.17%)
   Lassila & Tikanoja Ltd. OY           16,400         404,875
   Upm-Kymmene OY                       22,700         636,622

                                                     1,041,497
Radio & Television Broadcasting (2.63%)
   Carlton Communications PLC           91,000         834,246
   Mirror Group PLC                    172,000         427,829

                                                     1,262,075
Security Brokers & Dealers (0.00%)
   Peregrine Investment Holdings       227,000(a)(c)         0

Soap, Cleaners & Toilet Goods (3.12%)
   Benckiser NV, Class B                11,900         779,947
   Reckitt & Colman PLC                 54,292         717,228

                                                     1,497,175
Special Industry Machinery (1.52%)
   Cookson Group                       336,000         726,748

Sugar & Confectionery Products (2.27%)
   Nestle                                  500       1,088,475

Telephone Communication (7.74%)
   Hellenic Telecom Organization SA ADR 60,000      $  795,000
   Nokia Corp. ADR, Class A              7,800         939,412
   Telecom Corp. of New Zealand Ltd.   168,000         732,165
   Telecom Italia-DI                   197,000       1,242,531

                                                     3,709,108
Watches, Clocks, Watchcases &
Parts (0.36%)
   Tag Heuer International SA            2,500         172,190


                           Total Common Stocks      47,169,558

Preferred Stock (0.40%)

Commercial Banks (0.40%)
   National Australia Bank ECU Convertible6,800        189,550



                                      Principal
                                       Amount          Value


Commercial Paper (1.01%)

Business Credit Institutions (1.01%)
   General Electric Capital Corp.;
     5.25%; 1/4/1999                  $485,000         484,788


          Total Portfolio Investments (99.86%)      47,843,896

Cash, receivables and other assets,
   net of liabilities  (0.14%)                          68,263


                    Total Net Assets (100.00%)     $47,912,159




(a) Non-income producing security - No dividend paid during the period.
(b) Restricted security - See Note 4 to the financial statements.
(c) On January 12, 1998 Peregrine Investment Holdings filed a plan of liquidation.


                       International Securities Portfolio
                             Investments by Country

                                 Total         Percentage of
     Country                     Value          Total Value

   Argentina                  $  885,619            1.85%
   Australia                   2,488,217            5.20
   Austria                       576,222            1.20
   Canada                      1,675,434            3.50
   Chile                         529,156            1.11
   Denmark                     1,022,087            2.14
   Finland                     3,221,426            6.73
   France                      1,675,938            3.50
   Germany                     1,209,229            2.53
   Greece                        795,000            1.66
   Hong Kong                   1,202,613            2.52
   Israel                      1,762,625            3.68
   Italy                       2,336,766            4.89
   Japan                         570,496            1.19
   Mexico                        898,670            1.88
   Netherlands                 6,131,474           12.82
   New Zealand                   732,165            1.53
   Norway                      1,281,145            2.68
   Singapore                     570,240            1.19
   South Africa                  359,321            0.75
   Spain                         566,316            1.18
   Sweden                      2,938,717            6.14
   Switzerland                 2,396,901            5.01
   United Kingdom             10,599,021           22.15
   United States               1,419,098            2.97

                    Total    $47,843,896          100.00%


International SmallCap Portfolio


                                       Shares
                                        Held           Value


Common Stocks (99.08%)

Advertising (2.95%)
   Industrial & Financial Systems      114,250(a)(b)$1,317,910
   United Group Ltd.                   639,000       1,136,618

                                                     2,454,528
Air Transportation, Scheduled (1.89%)
   Ryanair Holdings PLC ADR             41,800(a)    1,577,950

Airports, Flying Fields &
Services (3.54%)
   Aeroporti Di Roma                    70,400         614,813
   Auckland International Airport
     Ltd.                            1,201,000(a)    1,681,259
   Virgin Express Holdings ADR          81,800(a)      654,400

                                                     2,950,472
Bakery Products (1.07%)
   Kamps AG                             14,000(a)      891,011

Central Reserve Depositories (1.19%)
   Union Bank of Norway                 50,940         989,546

Commercial Banks (1.52%)
   Banco Pastor SA                      20,200      $1,268,815

Communications Equipment (2.36%)
   Gilat Satellite Networks Ltd.         7,000(a)      385,875
   Research In Motion Ltd.             236,900(a)    1,580,936

                                                     1,966,811
Communications Services, NEC (1.62%)
   RSL Communications Ltd.              45,900(a)    1,354,050

Computer & Data Processing
Services (9.39%)
   Computacenter PLC                   111,300(a)(b)   814,796
   Computershare Ltd.                  220,000       1,081,268
   Ecsoft Group PLC ADR                 30,800(a)    1,085,700
   Equant ADR                           30,700(a)    2,081,844
   Intentia International AB            17,300(a)      586,944
   Ixos Software AG                      3,900(a)      878,102
   Merkantildata ASA                    73,200         720,589
   New Dimension Software Ltd.          12,000(a)      577,500

                                                     7,826,743
Computer & Office Equipment (2.22%)
   Orbotech Ltd. ADR                    39,000(a)    1,847,625

Drugs (1.46%)
   Fabrica Espanola de Productos        75,160       1,220,032

Electric Services (3.32%)
   Independent Energy Holdings ADR     132,700(a)    1,194,300
   Vestas Wind Systems                  29,400(a)    1,575,244

                                                     2,769,544
Electrical Industrial Apparatus (0.35%)
   Doncasters PLC ADR                   18,200(a)      294,613

Electrical Work (1.92%)
   Internatio-Muller NV                  6,600         163,535
   Telesystem International Wireless,
     Inc.                              114,900(a)    1,440,046

                                                     1,603,581
Electronic Components &
Accessories (2.65%)
   Celestica, Inc.                      43,000(a)    1,061,563
   Elec & Eltek International ADR      212,000       1,144,800

                                                     2,206,363
Electronic Distribution
Equipment (4.26%)
   C/TAC NV                             43,500(a)      897,043
   Jot Automation Group OYJ             20,600(a)      858,454
   PMG Automec Corp. OYJ                13,500(a)      309,285
   Techtronic Industries Co.         3,494,000         622,374
   Vtech Holdings Ltd.                 198,000         863,836

                                                     3,550,992
Fabricated Rubber
Products, NEC (0.91%)
   Semperit AG Holding                   6,900         758,272

Grocery Stores (1.00%)
   Superdiplo SA                        29,500(a)      831,755

Hose,  Belting, Gaskets &
Packing (1.59%)
   Phoenix AG                           70,200       1,327,690

Hotels & Motels (0.68%)
   Choice Hotels Scandinavia           400,700(a)   $  562,754

Household Furniture (0.60%)
   Ekornes ASA                          62,000         496,406

Hunting, Trapping & Game
Propagation (1.59%)
   Rapala Normark Corp.                152,500(a)    1,325,226

Investment Offices (0.86%)
   Tyndall Australia Ltd.              466,729         715,682

Life Insurance (1.11%)
   Scor SA                              14,000         926,064

Measuring & Controlling
Devices (0.70%)
   Sensonor ASA                        223,400(a)      586,447

Meat Products (0.90%)
   Perkins Foods PLC                   323,600         748,384

Medical Instruments & Supplies (0.92%)
   Cochlear Ltd.                       136,000         767,436

Medical & Dental Laboratories (0.55%)
   Qiagen NV                             7,100(a)      459,543

Metalworking Machinery (1.73%)
   Mikron Holding AG                     7,200       1,438,970

Miscellaneous Amusement, Recreation
Service (2.04%)
   Aristocrat Leisure Ltd.              54,273         229,693
   Tab Ltd.                            738,300(a)    1,467,214

                                                     1,696,907
Miscellaneous Business Services (0.40%)
   Enator AB                            12,000         333,105

Miscellaneous Electrical Equipment &
Supplies (2.18%)
   Kaba Holding AG, Class B              3,700       1,818,371

Miscellaneous Food & Kindred
Products (1.46%)
   Greencore Group PLC                 269,000       1,217,369

Miscellaneous Manufacturers (0.87%)
   Docdata NV                           71,100(a)      727,417

Miscellaneous Non-Durable
Goods (2.23%)
   Austria Tabakwerke AG                24,200       1,856,605

Miscellaneous Plastics Products (1.28%)
   Airspray NV                          37,800(a)    1,067,531

Miscellaneous Primary Metal
Products (0.00%)
   YBM Magnex International, Inc.      107,000(a)          697

Miscellaneous Transportation (0.34%)
   ASG AB, Class B                      15,100         285,959

Motor Vehicles & Equipment (0.99%)
   E.C.I.A. Equipment & Composants       3,323      $  445,565
   Mayflower Corp. PLC                 176,000         380,677

                                                       826,242
Newspapers (1.50%)
   Newsquest PLC                       306,000(b)    1,247,350

Non-Classifiable Establishments (1.46%)
   Bure Investment Aktiebolaget AB      85,800(b)    1,217,315

Non-Residential Building
Construction (1.00%)
   Algeco                                9,400         836,340

Oil & Gas Field Services (3.51%)
   Cie Generale de Geophysique           2,800(a)      163,258
   Cie Generale de Geophysique ADR      22,000(a)      239,250
   Det Sondenfjelds-Norske
     Dampskibsselskab                   49,200(a)      387,464
   Fortum Corp.                        214,400(a)    1,439,697
   Hydralift ASA, A Shares              75,000         334,700
   Hydralift ASA, B Shares              15,000          55,127
   Petrolia Drilling ASA               260,000(a)      303,724

                                                     2,923,220
Personnel Supply Services (2.80%)
   Dis Deutshcer Industries Service AG   9,000         421,489
   Unique International NV              83,400       1,910,941

                                                     2,332,430
Pulp Mills (2.46%)
   Lassila & Tikanoja Ltd. OY           46,200       1,140,563
   Miquel Y Costas                      26,700         904,502

                                                     2,045,065
Real Estate Agents &
Managers (1.46%)
   Tornet Fastighet                     83,000       1,213,429

Sanitary Services (1.83%)
   De Sammensluttede Vognmand AS        17,300       1,522,230

Security Brokers & Dealers (4.12%)
   AOT NV                              101,400       1,242,735
   Kempen & Co. NV                      27,520       1,463,497
   Van Der Moolen Holdings              11,312         729,352

                                                     3,435,584
Services To Buildings (0.54%)
   Spotless Group Ltd.                 195,000         450,912

Special Industry Machinery (1.26%)
   Aixtron                               5,700       1,048,949

Telephone Communication (9.39%)
   AAPT Ltd.                           501,700(a)    1,292,435
   Esat Telecom Group PLC ADR           47,700(a)    1,836,450
   Esprit Telecom Group PLC ADR         27,800(a)    1,299,650
   Metronet Communications ADR,
     Class B                           101,300(a)    3,393,550

                                                     7,822,085
Trusts (1.11%)
   NHP PLC                             366,666      $  921,189

                           Total Common Stocks      82,563,606

                                      Principal
                                       Amount          Value

Commercial Paper (0.79%)

Business Credit Institutions (0.79%)
   General Electric Capital Corp.;
     5.25%; 1/4/1999                  $655,000      $  654,713


          Total Portfolio Investments (99.87%)      83,218,319

Cash and receivables, net of liabilities (0.13%)       111,538


                    Total Net Assets (100.00%)     $83,329,857

(a)  Non-income producing security - No dividend paid during the period.
(b)  Restricted security - See Note 4 to the financial statements.


                        International SmallCap Portfolio
                             Investments by Country

                                 Total         Percentage of
     Country                     Value          Total Value

   Australia                  $7,141,257            8.58%
   Austria                     2,614,877            3.14
   Belgium                       654,400            0.79
   Canada                      7,476,791            8.98
   Denmark                     3,097,474            3.72
   Finland                     5,073,225            6.10
   France                      2,610,476            3.14
   Germany                     4,567,241            5.49
   Hong Kong                   1,486,211            1.79
   Ireland                     3,414,400            4.10
   Israel                      2,811,000            3.38
   Italy                         614,813            0.74
   Netherlands                10,743,438           12.91
   New Zealand                 1,681,259            2.02
   Norway                      4,436,758            5.33
   Singapore                   1,144,800            1.37
   Spain                       4,225,104            5.08
   Sweden                      4,954,663            5.95
   Switzerland                 3,257,342            3.91
   United Kingdom             10,558,077           12.69
   United States                 654,713            0.79

                    Total    $83,218,319          100.00%

Mortgage-Backed Securities Portfolio


      Description of Issue             Principal

 Type        Rate       Maturity        Amount        Value


Federal National Mortgage Association (FNMA)
Certificates (26.55%)

FNMA          6.25%    4/1/2026     $   315,547   $    315,358
FNMA          6.50    12/1/2028         500,000        503,442
FNMA          7.00     8/1/2023       2,488,184      2,540,759
FNMA          7.50     6/1/2023         570,324        586,127

                      Total FNMA Certificates        3,945,686

Government National Mortgage Association (GNMA)
Certificates (60.25%)

GNMA I       6.50  12/15/2023-1/15/2029  3,169,178     3,201,502
GNMA I       7.00            4/15/2028     356,637       364,887
GNMA I       7.50  6/15/2023-3/15/2027     995,895     1,026,756
GNMA II      5.50            3/20/2026     178,423       172,016
GNMA II      6.00  9/20/2023-5/20/2028   3,911,305     3,857,524
GNMA II      6.50           10/20/2025     329,157       330,712

                      Total  GNMA Certificates         8,953,397

Federal Home Loan Mortgage Corporation
(FHLMC) Certificates (12.08%)

FHLMC        5.50    2/15/2024-3/1/2024    567,889        549,966
FHLMC        6.00    4/1/2024              101,547        100,433
FHLMC        6.50   12/1/2013-12/1/2027  1,132,414      1,144,001


                     Total  FHLMC Certificates          1,794,400

Federal Agency Short-Term Obligations (3.70%)

Investment in Joint Trade Account;
   Federal Home Loan Bank System;
   4.30%; 1/4/1999                       550,340       550,143


           Total Portfolio Investments (102.58%)    15,243,626

Liabilities, net of cash, receivables and
   other assets (-2.58%)                             (383,084)


                      Total Net Assets (100.00%)   $14,860,542


FINANCIAL HIGHLIGHTS

Selected data for a share of Capital Stock outstanding throughout each year ended December 31 (except as noted):

PRINCIPAL SPECIAL MARKETS FUND, INC.

INTERNATIONAL EMERGING
MARKETS PORTFOLIO                                              1998     1997(a)
                 -----------------------------------------------------------
Net Asset Value, Beginning of Period...................      $10.14     $9.94
Income from Investment Operations:
   Net Investment Income...............................         .17       .01
   Net Realized and Unrealized Gain (Loss) on Investments     (1.91)      .21

                       Total from Investment Operations       (1.74)      .22

Less Dividends and Distributions:
   Dividends from Net Investment Income................        (.17)     (.02)

   Distributions from Capital Gains....................       (.02)       --

                      Total Dividends and Distributions       (.19)      (.02)


Net Asset Value, End of Period.........................       $8.21    $10.14


Total Return...........................................      (17.21)%   1.40%(b)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $79,481   $32,488
   Ratio of Expenses to Average Net Assets.............       1.15%     1.15%(c)
   Ratio of Net Investment Income to Average Net Assets       2.11%      .91%(c)
   Portfolio Turnover Rate.............................       36.5%     12.3%(c)



INTERNATIONAL SECURITIES PORTFOLIO                             1998         1997         1996         1995        1994

Net Asset Value, Beginning of Period                         $14.45       $13.67       $11.70       $11.29      $12.87
Income from Investment Operations:
   Net Investment Income...............................         .24          .24          .31          .19         .13
   Net Realized and Unrealized Gain (Loss) on Investments      1.12         1.46         2.46         1.11        (.95)

                       Total from Investment Operations        1.36         1.70         2.77         1.30       (.82)

Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.23)        (.24)        (.16)        (.10)       (.12)
   Excess Distributions from Net Investment Income.....         --           --         (.07)        (.07)       (.13)
   Distributions from Capital Gains....................       (.68)        (.68)        (.57)        (.72)       (.51)

                      Total Dividends and Distributions       (.91)        (.92)        (.80)        (.89)       (.76)

Net Asset Value, End of Period.........................      $14.90       $14.45       $13.67       $11.70      $11.29

Total Return...........................................       9.55%       12.55%       24.12%       12.02%     (6.45%)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $47,912      $37,684      $28,161      $17,251     $15,542
   Ratio of Expenses to Average Net Assets.............        .90%         .90%         .90%         .90%        .90%
   Ratio of Net Investment Income to Average Net Assets       1.60%        1.73%        1.90%        1.79%        .94%
   Portfolio Turnover Rate.............................       36.7%        30.8%        25.5%        46.0%       37.0%




Selected data for a share of Capital Stock outstanding throughout each year ended December 31 (except as noted):

INTERNATIONAL SMALLCAP PORTFOLIO                               1998     1997(a)
                                --------------------------------------------
Net Asset Value, Beginning of Period...................       $9.97     $9.86
Income from Investment Operations:
   Net Investment Income...............................         .07       .01
   Net Realized and Unrealized Gain (Loss) on Investments      1.11       .12

                       Total from Investment Operations        1.18       .13

Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.07)     (.02)

   Distributions from Capital Gains....................       (.02)       --

                      Total Dividends and Distributions       (.09)     (.02)


Net Asset Value, End of Period.........................      $11.06     $9.97


Total Return...........................................      11.92%    1.59%(b)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $83,330   $31,968
   Ratio of Expenses to Average Net Assets.............       1.00%    1.00%(c)
   Ratio of Net Investment Income to Average Net Assets        .78%     .91%(c)
   Portfolio Turnover Rate.............................       88.5%    30.3%(c)



MORTGAGE-BACKED SECURITIES PORTFOLIO                           1998         1997         1996         1995        1994

Net Asset Value, Beginning of Period                         $10.27        $9.93       $10.17        $9.11      $10.10
Income from Investment Operations:
   Net Investment Income...............................         .65          .64          .64          .65         .63
   Net Realized and Unrealized Gain (Loss) on Investments       .12          .34         (.24)        1.06        (.99)

                       Total from Investment Operations         .77          .98          .40         1.71        (.36)

Less Dividends from Net Investment Income..............        (.65)        (.64)        (.64)        (.65)       (.63)

Net Asset Value, End of Period.........................      $10.39       $10.27        $9.93       $10.17       $9.11

Total Return...........................................       7.74%       10.18%        4.20%       19.26%       (3.60)%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $14,861      $13,796      $14,968      $14,253     $14,714
   Ratio of Expenses to Average Net Assets.............        .45%         .45%         .45%         .45%        .45%
   Ratio of Net Investment Income to Average Net Assets       6.28%        6.37%        6.51%        6.66%       6.56%
Portfolio Turnover Rate................................       13.8%        15.5%        28.7%        41.8%       41.8%



Notes to Financial Highlights

(a) Period from November 26, 1997, date shares first offered to the public, through December 31, 1997. Net investment income, aggregating $.02 per share for the International Emerging Markets Portfolio and $.01 per share for the International SmallCap Portfolio for the period from the initial purchase of shares on November 17, 1997 through November 25, 1997, was recognized, none of which was distributed to the sole shareholder, Principal Life Insurance Company. Additionally, the portfolios incurred unrealized losses on investments of $.08 per share and $.15 per share respectively, during the interim period. This represents activities of each portfolio prior to the initial offering.

(b) Total return amounts have not been annualized.

(c) Computed on an annualized basis.

REPORT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Principal Special Markets Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Principal Special Markets Fund, Inc. (comprised of the International Emerging Markets, International Securities, International SmallCap and Mortgage-Backed Securities Portfolios) as of December 31, 1998, and the related statements of operations, statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodians and brokers. As to securities relating to uncompleted transactions, we performed other audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Principal Special Markets Fund, Inc. at December 31, 1998, and the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


                                                            Ernst & Young LLP

                                                            Des Moines, Iowa
                                                            January 22, 1999

FEDERAL INCOME  TAX  INFORMATION


Information for federal income tax purposes is presented as an aid to shareholders in reporting the dividend distributions shown below. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.

                                                      Year Ended December 31, 1998



                                         Per Share                                      Per Share
                               Income Dividend Distributions                   Capital Gain Distributions
                                                                                                                           Total
                                                                                                          Total          Dividends
                        Payable    Per       Total      Deductible    Payable     Long-     Short-    Capital Gain          and
                         Date     Share    Dividends    Percentage*    Date       Term**   Term***    Distributions    Distributions

   International         2/6/98  $.0072                    00.00%      2/6/98              $.0194
   Emerging Markets    12/24/98   .1599                    00.00%
   Portfolio                                 $.1671                                                       $.0194          $.1865


   International                                                       2/6/98    $.1027    $.0018
   Securities          12/24/98  $.2268                     00.00%    12/24/98    .5783     .0000
   Portfolio                                 $.2268                                                       $.6828          $.9096


   International         2/6/98  $.0015                     00.00%      2/6/98             $.0189
   SmallCap            12/24/98   .0727                     00.00%
   Portfolio                                 $.0742                                                        $.0189         $.0931


                                              Per Share Income Dividend Distributions/Payable Date

                          1/30/98  2/27/98   3/31/98 4/30/98 5/29/98 6/30/98 7/31/98   8/31/98 9/30/98  10/30/98  11/30/98 12/31/98

   Mortgage-Backed
   Securities Portfolio   $.0537    $.0529    $.0531  $.0548 $.0533   $.0533   $.0585   $.0507  $.0538    $.0549    $.0515  $.0674

     * Percent qualifying for deduction by shareholders who are corporations.

    ** Taxable as long-term capital gain.

   ***Taxable at ordinary income rates.